UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2020 (February 27, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 380-6645

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On February 27, 2020, pursuant to the AR Citrine SAL Investment & Holdings Ltd. Agreement (as defined below), TechCare Corp. (the “Registrant”) issued and sold a total of 44,757,162 restricted shares of the Registrant’s common stock, par value $0.0001 per share, according to the terms of the AR Citrine SAL Investment & Holdings Ltd. Agreement (the details of which are incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 27, 2020), to Citrine - S A L Investment & Holdings Ltd. (“Citrine SAL”).

The Registrant’s issuance of the above-referenced restricted shares, without registration under the Securities Act of 1933, as amended (the “Act”), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”). The issuee is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S.

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 3, 2020, the Board of Directors of the Registrant selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PWC”) as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and dismissed BDO Ziv Haft (“BDO”) from service as the Registrant’s independent registered public accounting firm. The Registrant formally engaged PWC on March 3, 2020. The Registrant engaged PWC to, among others, audit the Registrant’s annual report for the fiscal year ending December 31, 2019.

During the period in which the Registrant engaged BDO, and the subsequent interim period through March 3, 2020, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Registrant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Registrant’s consolidated financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Registrant provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish to the Registrant a letter addressed to the United States Securities and Exchange Commission (“SEC”). A copy of BDO’s letter to the SEC, dated March 4, 2020 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 3, 2020, except for PWC’s engagement as the Registrant’s independent auditor through April 25, 2019, neither the Registrant, nor anyone on its behalf, consulted PWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and no written report or oral advice was provided to the Registrant by PWC that PWC concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, the board of directors of the Registrant resolved to appoint Ms. Ora Meir Soffer to serve as a member of the board of directors of the Registrant effective as of the Pre-Closing of the AR Citrine SAL Investment & Holdings Ltd. Agreement, which occurred on February 27, 2020. On March 3, 2020, the board of directors of the Registrant resolved to appoint Ms. Ora Meir Soffer to serve as Chairperson of the board of directors of the Registrant effective immediately. As a direct or indirect holder of shares in Citrine SAL, Ora Meir Soffer has a direct material interest in the Transaction. The value of Ora Meir Soffer’s interest in the transaction is according to the terms of the AR Citrine SAL Investment & Holdings Ltd. Agreement.

Ora Meir Soffer is a prolific entrepreneur, CEO, investor, director and advisory board member with over 30 years of experience in investing and in promoting breakthrough technologies of various high-tech & biotech companies. Ora focuses on startups in the Israeli ecosystem and is an expert in leading and advising the companies in business strategy, positioning, investment, capital raising, financing, M&As and IPOs. Ora serves as director or advisory board member in various companies. Ora is the co-founder and CEO of Citrine SAL http://www.citrineinvestment.com/, an Israeli investment group with funds in various fields of technology, high-tech, and biotech. Citrine SAL funds include Citrine S A L Biotech, which specializes in healthcare, wellness solutions, digital health, medical devices, foodtech, botanical nutraceuticals, and more, and Citrine S A L High-Tech, which specializes in high-tech, cyber, IoT, hardware and software. Citrine SAL is involved in its portfolio companies as active venture capital funds, which combine financial investment with support and assistance for companies’ business strategies, capital raising, financing, M&As and IPOs. Citrine SAL has an experienced professional team and a leading array of consultants worldwide. Citrine SAL’s portfolio includes companies such as Nicast Ltd., Nanomedic Ltd., WellBe Digital Ltd., Biocep Ltd., Improdia Ltd., Intelicanna Ltd., iBOT Israel Botanicals Ltd., Cannbit Pharmaceuticals Ltd., Cannabliss Ltd., Novomic Ltd., Dario Health, BSP Medical, ICB - Israel China Biotechnology, and more. Citrine SAL is part of WealthStone Holdings Group http://www.wealthstone.co.il/, which specializes in alternative investments, real estate, technology and hedge funds. Ora serves as director on the managment boards of Nicast Ltd., Nanomedic Ltd., WellBe Digital Ltd., Biocep Ltd., iBOT Israel Botanicals Ltd., Cannabliss Ltd., Beezhome Technologies, Beyond Blade, and Citrine SAL. Ora is a board member of the Friends’ Association of Shenkar College and Israel’s National Hackathon. Ora is a member of the Peres Center for Peace & Innovation and of Springboard Enterprises, a global organization accelerating women’s leadership in technology and biotech companies. Previously, Ora was founder and CEO of Chip PC Technologies, managing and leading the company, turning it from a startup to a public and international technology company. She is also investor, shareholder and founder in OR1 Investment Ltd., Xseed, Cellergy, Beezhome Technologies, Beyond Blade and more. Ora is based in Israel.

There are no family relationships between Ora Meir Soffer and any director or executive officer of the Registrant or its subsidiaries.

On February 21, 2020, the board of directors of the Registrant resolved to appoint Mr. Ilan Ben-Ishay to serve as a member of the board of directors of the Registrant effective as of the Pre-Closing of the AR Citrine SAL Investment & Holdings Ltd. Agreement, which occurred on February 27, 2020. As a direct or indirect holder of shares in Citrine SAL, Ilan Ben-Ishay has a direct material interest in the Transaction. The value of Ilan Ben-Ishay’s interest in the transaction is according to the terms of the AR Citrine SAL Investment & Holdings Ltd. Agreement.

Ilan Ben-Ishay is a diligent businessman, director, advisory board member, investor, owner and CEO with over 25 years of experience in taxation, finance and insurance, specialized in advising and leading customers, both private and institutional, on strategy, investment, capital raising, financing, M&As and IPOs. Ilan is a Major in the IDF Reserves. Ilan is CEO and co-founder of Neto Financial Planning, http://www.neto-finance.co.il, which has been operating for over 27 years and is one of the largest companies in the Israeli private and business financial planning and insurance industry. Neto has thousands of loyal customers, which it has been accompanying for many years, providing financial advisory services in respect of products with a market worth of over $3 billion. Ilan is chairman and co-founder of WealthStone Holdings Group (“WealthStone”), http://www.wealthstone.co.il/, a long-standing investment body with extensive financial knowledge and experience. WealthStone specializes in alternative investments, real estate, technology and hedge funds, and manages more than half a billion dollars in investments in Israel alone. In addition, Ilan is co-founder and an active board member of Superb Reality, which integrates machine learning, vision algorithms, AI, imaging optics and 3D into AR and VR imaging devices, and is investor and shareholder in Nicast Ltd., Nanomedic Ltd., and more. Ilan completed accounting studies and is an authorized pension insurance consultant. Ilan is based in Israel.

There are no family relationships between Ilan Ben-Ishay and any director or executive officer of the Registrant or its subsidiaries.

On February 21, 2020, the board of directors of the Registrant resolved to appoint Ms. Ilanit Halperin to serve as a member of the board of directors of the Registrant effective as of the Pre-Closing of the AR Citrine SAL Investment & Holdings Ltd. Agreement, which occurred on February 27, 2020.

Ilanit Halperin, CPA worked for over 21 years in one of the six largest accounting firms in Israel, for the last 11 years as a partner. She then set up her own office providing CPA and financial consulting and management services. For many years Ilanit has accompanied public and private companies in Israel and abroad in diverse sectors, including industrial companies, real estate companies, technology companies, tourism companies and more. Ilanit has extensive experience in auditing and preparing financial statements according to Israeli, international (IFRS) and US GAAP standards. Ilanit specializes in accompanying early and mature stage companies, providing, inter alia, tax advice, general financial consulting, assistance in preparing business plans, and assistance and accompaniment with investors, private placements and IPOs in Israel and the USA. Halperin has many years of experience accompanying NASDAQ and OTC-traded companies.

There are no family relationships between Ilanit Halperin and any director or executive officer of the Registrant or its subsidiaries.

In February 2020, Mr. Oren Traistman voluntarily resigned from his position as a member of the Board of Directors of the Registrant, effective as of the Pre-Closing of the AR Citrine SAL Investment & Holdings Ltd. Agreement dated February 23, 2020, which occurred on February 27, 2020. Mr. Traistman did not resign as a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

In February 2020, Mr. Yossef De-Levy voluntarily resigned from his position as a member of the Board of Directors of the Registrant, effective as of the Pre-Closing of the AR Citrine SAL Investment & Holdings Ltd. Agreement dated February 23, 2020, which occurred on February 27, 2020. Mr. De-Levy did not resign as a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On February 27, 2020, Mrs. Tali Dinar voluntarily resigned from her position as the Principal Financial and Accounting Officer of the Registrant, effective immediately. Mrs. Dinar will continue to serve as the Chief Financial Officer of the Registrant’s wholly owned subsidiary, Novomic Ltd.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from BDO Ziv Haft, to the SEC, dated March 4, 2020, regarding the statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board

Date: March 4, 2020